Unity Bancorp, Inc. 64 Old Highway 22 Clinton, NJ 08809 800 618-BANK www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

January 30, 2008

News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Year End Results

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $680 thousand, or $0.10 per diluted share, for the quarter ended December 31, 2007, compared to net income of $924 thousand, or $0.13 per diluted share, for the quarter ended December 31, 2006. Return on average assets and average common equity for the fourth quarter of 2007 were 0.36% and 5.78%, respectively, as compared to 0.55% and 8.05%, respectively, for the fourth quarter of 2006. Excluding the non-recurring impairment charges described below, earnings would have been $1.1 million for the quarter ended December 31, 2007, with resulting return on average assets and equity of 0.58% and 9.22%, respectively.

For the twelve months ended December 31, 2007, net income was $4.7 million, or $0.66 per diluted share, compared to $5.8 million, or $0.81 per diluted share for the same period a year ago. Return on average assets and average common equity for the year ended December 31, 2007, were 0.66% and 10.11%, respectively, as compared to 0.90% and 13.56%, respectively, for the prior year’s comparable period. Excluding the non-recurring impairment charges described below, earnings would have been $5.1 million for the year ended December 31, 2007, with resulting return on average assets and equity of 0.72% and 10.98%, respectively.

Earnings for the quarter and year were impacted by a charge of $404 thousand after tax, or $0.06 per diluted share, related to Federal Home Loan Mortgage Corporation (“FHLMC or Freddie Mac”) investment grade, perpetual callable preferred securities. The other-than-temporary impairment charge was recorded on three perpetual preferred stock issues classified as available for sale investment securities. Unity decided to reclassify the securities to an other-than-temporary impairment due to the recent decline in market value, and the uncertainty that they will recover their $3.9 million book value within a reasonable twelve-month period. The FHLMC securities were investment grade at the time of purchase and remain investment grade with ratings of AA- by S&P and Aa3 by Moody’s. The securities continue to perform according to their contractual terms and all dividend payments are current.

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“In addition to the impairment charge, earnings for the quarter and year were impacted by the Company’s previously announced strategic decision to retain a significant portion of the Company’s currently originated SBA 7(a) loans in the portfolio, rather than selling them to the secondary market. While this change in strategy has resulted in reduced short-term earnings, we are confident that this strategy will increase long-term earnings and enhance shareholder value through increased interest income,” said Unity President and Chief Executive Officer, James A. Hughes.

Total assets at December 31, 2007, were $752.2 million, an 8.4% increase from December 31, 2006. The increase in assets from the prior year was due to growth in the Company’s loan portfolio. Total loans at December 31, 2007, were $590.1 million, a 16.2% increase from December 31, 2006. The growth in the loan portfolio occurred in all product lines.

At December 31, 2007, the allowance for loan losses was $8.4 million, or 1.42% of total loans, compared to 1.50% of total loans at December 31, 2006. Non-performing assets at December 31, 2007, were $5.6 million, or 0.94% of total loans and other real estate owned (OREO), a decline of $3.6 million in non-performing assets, compared to $9.1 million or 1.80% of total loans and OREO at December 31, 2006. Included in non-performing assets at December 31, 2007, are approximately $714 thousand of loans guaranteed by the SBA. The Company has reviewed its portfolio and determined that is does not have significant exposure to the residential sub-prime credit market.

Total deposits at December 31, 2007, were $601.3 million, a 6.1% increase from December 31, 2006. This increase was primarily the result of growth in time deposit accounts, partially offset by the decline in other deposit categories. Time deposits increased $80.9 million, or 46.1% from December 31, 2006, due to deposit promotions to fund loan growth.

“During the fourth quarter of 2007, the Company opened its seventeenth branch in Middlesex, New Jersey,” said Mr. Hughes. “Although the Company is committed to expanding its branch network, we are reviewing our branches and will divest locations that do not add value to the franchise.”

Total shareholders’ equity was $47.3 million at December 31, 2007, a 2.2% increase from December 31, 2006. The increase in shareholders’ equity was due to retained profits, partially offset by the payment of cash dividends and the purchase of stock. During the quarter, the Company repurchased 94 thousand shares of stock at an average cost of $10.09 per share.

Net interest income was $6.3 million for the fourth quarter of 2007, an increase of 11.1% compared to the same period a year ago. Net interest income was primarily benefited by an increase in interest-earning assets and to a lesser extent our strategy of holding higher-rate SBA loans. Net interest margin was 3.62% for the fourth quarter of 2007, compared to 3.60% for the fourth quarter of 2006. Due to the recent decline in short-term interest rates, Unity Bank expects that the net interest margin will expand in 2008.

Net interest income was $24.4 million for the year ended December 31, 2007, compared to $23.7 million a year ago. Net interest income was benefited by an increase in interest-earning assets, partially offset by a decrease in net interest margin. Net interest margin was 3.62% for the year ended 2007, compared to 3.87% for the same period a year ago. The contraction in net interest margin over the year reflects the reliance on higher costing time deposits to fund loan growth.

The provision for loan losses for the fourth quarter of 2007 was $550 thousand, compared to $600 thousand for the fourth quarter of 2006. Net loan charge-offs for the quarter ended December 31, 2007, were $350 thousand, compared to net loan charge-offs of $456 thousand for the quarter ended December 31, 2006. The provision for loan losses was $1.55 million for each of the years ended December 31, 2007 and 2006. Net loan charge-offs for the year ended December 31, 2007 were $791 thousand, compared to $818 thousand for the same period a year ago.

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Total noninterest income for the fourth quarter of 2007 was $1.1 million, down 39.7%, from the same period a year ago. Gains on sales of SBA loans amounted to $580 thousand for the fourth quarter of 2007, compared to $787 thousand for the quarter ended December 31, 2006, reflecting the change in strategy to sell fewer SBA loans, which was announced during the third quarter. Service charges on deposits for the fourth quarter were $357 thousand, a decrease of $17 thousand compared to the fourth quarter of 2006, primarily due to the acceleration of the electronic clearing of checks under “Check 21.” Service and loan fees were $433 thousand for the fourth quarter of 2007, an increase of $88 thousand from a year ago.

Total noninterest income for the year ended December 31, 2007, was $5.9 million, down 22.2% from the same period a year ago. Gains on sales of SBA loans amounted to $2.4 million for the year ended December 31, 2007, compared to $3.0 million for the same period a year ago, primarily due to reduced premiums. Service charges on deposits for the year ended were $1.4 million, a decrease of $219 thousand, compared to the same period a year ago, primarily due to the acceleration of “Check 21.” Service and loan fees were $1.6 million for the twelve months ended December 31, 2007 and 2006.

Total noninterest expenses for the fourth quarter of 2007 were $5.9 million, an increase of 8.3% from the prior year’s comparable quarter. Compensation and benefits expense increased 4.3% due to the increased staffing associated with branch expansion and the rollout of the Bank’s national SBA program. Occupancy and furniture and equipment expenses increased 16.2% and 17.9% for the fourth quarter of 2007, compared to the same period a year ago due to the aforementioned expansion.

Total noninterest expenses for the year ended December 31, 2007, were $22.1 million, an increase of 5.1% from the same period a year ago. Compensation and benefits increased 3.8% due to increased staffing associated with branch expansion and the rollout of the Bank’s national SBA program. Processing and communications increased 9.6% due to increased transactional volume due to a larger customer base. Occupancy and furniture and equipment expenses increased 7.6% and 8.9% for 2007, compared to the same period a year ago due to branch expansion. Loan servicing costs increased 11.4% due to collection expenses associated with past due loans.

As of December 31, 2007, the Company’s Tier I leverage capital ratio was 8.25%, Tier I risk-based capital ratio was 9.81%, and total risk-based capital ratio was 11.06%. All regulatory capital ratios exceeded the well-capitalized, federal capital adequacy requirements as of December 31, 2007.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $752 million in assets and $601 million in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 17 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

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Unity Bancorp, Inc.
Consolidated Financial Highlights
(Dollars in thousands, except per share data)

				Dec. 07 vs.
	Dec. 31, 2007	Sep. 30, 2007	Dec. 31, 2006	Sep. 07	Dec. 06
BALANCE SHEET DATA:
Assets	$752,196	$746,821	$694,106	0.7%	8.4%
Deposits	601,268	612,215	566,465	(1.8)	6.1
Loans	590,132	567,597	507,690	4.0	16.2
Securities	102,986	112,196	108,410	(8.2)	(5.0)
Shareholders' equity	47,260	47,261	46,228	-	2.2
Allowance for loan losses	8,383	8,183	7,624	2.4	10.0

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	$922	$1,482	$1,389	(37.8)%	(33.6)%
Federal and state income tax provision	242	430	465	(43.7)	(48.0)
Net income	680	1,052	924	(35.4)	(26.4)
Per share-basic	0.10	0.15	0.13	(33.3)	(23.1)
Per share-diluted	0.10	0.15	0.13	(33.3)	(23.1)
Return on average assets	0.36%	0.57%	0.55%	(36.8)	(34.5)
Return on average common equity	5.78	8.89	8.05	(35.0)	(28.2)
Efficiency ratio	74.07	74.23	73.34	(0.2)	1.0

FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	$6,703	-	$8,788	-	(23.7)%
Federal and state income tax provision	1,978	-	2,943	-	(32.8)
Net income	4,725	-	5,845	-	(19.2)
Per share-basic	0.68	-	0.85	-	(20.0)
Per share-diluted	0.66	-	0.81	-	(18.5)
Return on average assets	0.66%	-	0.90%	-	(26.7)
Return on average common equity	10.11	-	13.56	-	(25.4)
Efficiency ratio	71.48	-	67.21	-	6.4

SHARE INFORMATION:
Closing price per share	$8.50	$11.08	$14.01	(23.3)%	(39.3)%
Cash dividends declared	0.05	0.05	0.05	-	-
Book value per share	7.03	6.94	6.65	1.3	5.7
Average diluted shares outstanding (QTD)	6,979	7,107	7,263	(1.8)	(3.9)

CAPITAL RATIOS:
Total equity to total assets	6.28%	6.33%	6.66%	(0.8)%	(5.7)%
Tier I capital to average assets (leverage)	8.25	8.37	9.13	(1.4)	(9.6)
Tier I capital to risk-adjusted assets	9.81	10.51	10.92	(6.7)	(10.2)
Total risk-based capital	11.06	11.76	13.72	(6.0)	(19.4)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$5,567	$4,319	$9,120	28.9%	(39.0)%
Net charge offs to average loans (QTD)	0.24%	0.19%	0.35%	26.3	(31.4)
Allowance for loan losses to total loans	1.42	1.44	1.50	(1.4)	(5.3)
Nonperforming assets to total loans and OREO	0.94	0.76	1.80	23.7	(47.8)

Unity Bancorp, Inc.
Consolidated Balance Sheets
(In thousands)

				Dec. 07 vs.
	Dec. 31, 2007	Sep. 30, 2007	Dec. 31, 2006	Sep. 07	Dec. 06
ASSETS
Cash and due from banks	$14,336	$12,826	$14,727	11.8%	(2.7)%
Federal funds sold and interest bearing deposits	21,976	32,495	40,709	(32.4)	(46.0)
Securities:
Available for sale	69,250	76,700	65,595	(9.7)	5.6
Held to maturity	33,736	35,496	42,815	(5.0)	(21.2)
Total securities	102,986	112,196	108,410	(8.2)	(5.0)
Loans:
SBA - Held for sale	24,640	17,014	12,273	44.8	100.8
SBA - Held to Maturity	68,875	66,255	66,802	4.0	3.1
Commercial	365,786	356,964	312,195	2.5	17.2
Residential mortgage	73,697	72,177	63,493	2.1	16.1
Consumer	57,134	55,187	52,927	3.5	7.9
Total loans	590,132	567,597	507,690	4.0	16.2
Less: Allowance for loan losses	8,383	8,183	7,624	2.4	10.0
Net loans	581,749	559,414	500,066	4.0	16.3
Goodwill and other intangibles	1,588	1,592	1,603	(0.3)	(0.9)
Premises and equipment, net	12,102	11,729	11,610	3.2	4.2
Accrued interest receivable	3,994	4,073	3,926	(1.9)	1.7
Loan servicing asset	2,056	2,139	2,294	(3.9)	(10.4)
Bank Owned Life Insurance	5,570	5,520	5,372	0.9	3.7
Other assets	5,839	4,837	5,389	20.7	8.4
Total Assets	$752,196	$746,821	$694,106	0.7%	8.4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$70,601	$73,355	$79,772	(3.8)%	(11.5)%
Interest-bearing deposits:
Interest bearing checking	78,020	81,985	105,382	(4.8)	(26.0)
Savings	196,388	193,387	205,919	1.6	(4.6)
Time, under $100,000	172,006	181,776	111,070	(5.4)	54.9
Time, $100,000 and over	84,253	81,712	64,322	3.1	31.0
Total deposits	601,268	612,215	566,465	(1.8)	6.1
Borrowed funds and subordinated debentures	100,465	85,465	79,744	17.6	26.0
Accrued interest payable	635	757	475	(16.1)	33.7
Accrued expenses and other liabilities	2,568	1,123	1,194	128.7	115.1
Total liabilities	704,936	699,560	647,878	0.8	8.8
Commitments and Contingencies	-	-	-
Shareholders' equity:
Common stock, no par value, 12,500 shares authorized	49,447	49,282	44,343	0.3	11.5
Retained earnings	2,472	2,128	2,951	16.2	(16.2)
Treasury stock at cost	(4,169)	(3,218)	(242)	29.6	1,622.7
Accumulated other comprehensive loss, net of tax	(490)	(931)	(824)	(47.4)	(40.5)
Total shareholders' equity	47,260	47,261	46,228	-	2.2
Total Liabilities and Shareholders' Equity	$752,196	$746,821	$694,106	0.7%	8.4%

COMMON SHARES AT PERIOD END:
Issued	7,131	7,122	6,973
Outstanding	6,727	6,813	6,949
Treasury	404	309	24
N/M= Not meaningful

Unity Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

				Dec. 07 vs.
	Dec. 31, 2007	Sep. 30, 2007	Dec. 31, 2006	Sep. 07	Dec. 06
FOR THE THREE MONTHS ENDED:
INTEREST INCOME
Fed funds sold and interest on deposits	$195	$390	$211	(50.0)%	(7.6)%
Securities:
Available for sale	913	954	788	(4.3)	15.9
Held to maturity	443	452	551	(2.0)	(19.6)
Total securities	1,356	1,406	1,339	(3.6)	1.3
Loans:
SBA	2,307	2,190	2,108	5.3	9.4
Commercial	6,772	6,600	5,875	2.6	15.3
Residential mortgage	1,093	1,047	887	4.4	23.2
Consumer	934	933	855	0.1	9.2
Total loan interest income	11,106	10,770	9,725	3.1	14.2
Total interest income	12,657	12,566	11,275	0.7	12.3
INTEREST EXPENSE
Interest bearing demand deposits	448	451	664	(0.7)	(32.5)
Savings deposits	1,776	1,995	2,081	(11.0)	(14.7)
Time deposits	3,089	2,994	1,963	3.2	57.4
Borrowed funds and subordinated debentures	997	1,153	852	(13.5)	17.0
Total interest expense	6,310	6,593	5,560	(4.3)	13.5
Net interest income	6,347	5,973	5,715	6.3	11.1
Provision for loan losses	550	450	600	22.2	(8.3)
Net interest income after provision for loan losses	5,797	5,523	5,115	5.0	13.3
NONINTEREST INCOME
Service charges on deposit accounts	357	338	374	5.6	(4.5)
Service and loan fee income	433	428	345	1.2	25.5
Gain on SBA loan sales	580	316	787	83.5	(26.3)
Gain on sales of other loans	-	-	-	-	(100.0)
Bank owned life insurance	50	53	47	(5.7)	6.4
Net securities (loss) gains	(603)	22	-	100.0	100.0
Other income	236	303	193	(22.1)	22.3
Total noninterest income	1,053	1,460	1,746	(27.9)	(39.7)
NONINTEREST EXPENSES
Compensation and benefits	2,952	2,816	2,830	4.8	4.3
Processing and communications	675	645	585	4.7	15.4
Occupancy, net	761	699	655	8.9	16.2
Furniture and equipment	462	419	392	10.3	17.9
Professional fees	184	116	131	58.6	40.5
Loan servicing costs	161	184	211	(12.5)	(23.7)
Advertising	145	113	156	28.3	(7.1)
Other	588	509	512	15.5	14.8
Total noninterest expenses	5,928	5,501	5,472	7.8	8.3
Income before taxes	922	1,482	1,389	(37.8)	(33.6)
Federal and state income tax provision	242	430	465	(43.7)	(48.0)
Net Income	$680	$1,052	$924	(35.4)%	(26.4)%

Net Income Per Common Share-Basic	$0.10	$0.15	$0.13	(33.3)%	(23.1)%
Net Income Per Common Share-Diluted	$0.10	$0.15	$0.13	(33.3)%	(23.1)%

AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,769	6,871	6,941
Diluted	6,979	7,107	7,263

Unity Bancorp, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)

			Dec. 07 vs.
	Dec. 31, 2007	Dec. 31, 2006	Dec. 06
YEAR TO DATE
INTEREST INCOME
Fed funds sold and interest on deposits	$1,068	$1,042	2.5%
Securities:
Available for sale	3,425	3,051	12.3
Held to maturity	1,913	2,042	(6.3)
Total securities	5,338	5,093	4.8
Loans:
SBA	9,039	8,615	4.9
Commercial	25,738	21,914	17.5
Residential mortgage	3,995	3,305	20.9
Consumer	3,722	3,208	16.0
Total loan interest income	42,494	37,042	14.7
Total interest income	48,900	43,177	13.3
INTEREST EXPENSE
Interest bearing demand deposits	1,928	2,648	(27.2)
Savings deposits	8,064	6,948	16.1
Time deposits	10,206	7,101	43.7
Borrowed funds and subordinated debentures	4,276	2,735	56.3
Total interest expense	24,474	19,432	25.9
Net interest income	24,426	23,745	2.9
Provision for loan losses	1,550	1,550	0.0
Net interest income after provision for loan losses	22,876	22,195	3.1
NONINTEREST INCOME
Service charges on deposit accounts	1,383	1,602	(13.7)
Service and loan fee income	1,607	1,637	(1.8)
Gain on SBA loan sales	2,399	2,972	(19.3)
Gains on sales of other loans	0	82	(100.0)
Bank owned life insurance	198	187	5.9
Net securities (loss) gains	(571)	69	100.0
Other income	924	1,089	(15.2)
Total noninterest income	5,940	7,638	(22.2)
NONINTEREST EXPENSES
Compensation and benefits	11,446	11,028	3.8
Processing and communications	2,433	2,220	9.6
Occupancy, net	2,777	2,580	7.6
Furniture and equipment	1,675	1,538	8.9
Professional fees	598	636	(6.0)
Loan servicing costs	604	542	11.4
Advertising	457	575	(20.5)
Other	2,123	1,926	10.2
Total noninterest expenses	22,113	21,045	5.1
Income before taxes	6,703	8,788	(23.7)
Federal and state income tax provision	1,978	2,943	(32.8)
Net Income	$4,725	$5,845	(19.2)%

Net Income Per Common Share-Basic	$0.68	$0.85	(20.0)%
Net Income Per Common Share-Diluted	$0.66	$0.81	(18.5)%

Average common shares outstanding:
Basic	6,900	6,912
Diluted	7,169	7,256

Unity Bancorp, Inc.
Consolidated Average Balance Sheets with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	December 31, 2007			September 30, 2007
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$17,961	$195	4.31%	$31,449	$390	4.92%
Securities:
Available for sale	71,551	953	5.33	75,031	976	5.20
Held to maturity	35,157	461	5.25	36,047	471	5.23
Total securities	106,708	1,414	5.30	111,078	1,447	5.21
Loans, net of unearned discount:
SBA	90,120	2,307	10.24	81,693	2,190	10.72
Commercial	362,512	6,772	7.41	350,555	6,600	7.47
Residential mortgage	74,057	1,093	5.90	71,401	1,047	5.87
Consumer	56,421	934	6.57	54,064	933	6.85
Total loans	583,110	11,106	7.57	557,713	10,770	7.68
Total interest-earning assets	707,779	12,715	7.15	700,240	12,607	7.16
Noninterest-earning assets:
Cash and due from banks	14,518			14,911
Allowance for loan losses	(8,499)			(8,330)
Other assets	29,130			29,503
Total noninterest-earning assets	35,149			36,084
Total Assets	$742,928			$736,324

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$81,759	448	2.17	$79,188	451	2.26
Savings deposits	195,241	1,776	3.61	199,483	1,995	3.97
Time deposits	253,790	3,089	4.83	243,358	2,994	4.88
Total interest-bearing deposits	530,790	5,313	3.97	522,029	5,440	4.13
Borrowed funds and subordinated debentures	86,826	997	4.56	89,892	1,153	5.09
Total interest-bearing liabilities	617,616	6,310	4.05	611,921	6,593	4.27
Noninterest-bearing liabilities:
Demand deposits	76,406			75,218
Other liabilities	2,267			2,216
Total noninterest-bearing liabilities	78,673			77,434
Shareholders' equity	46,639			46,969
Total Liabilities and Shareholders' Equity	$742,928			$736,324

Net interest spread		6,405	3.10%		6,014	2.89%
Tax-equivalent basis adjustment		(58)			(41)
Net interest income		$6,347			$5,973

Net interest margin			3.62%			3.44%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	December 31, 2007			December 31, 2006
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$17,961	$195	4.31%	$16,274	$211	5.14%
Securities:
Available for sale	71,551	953	5.33	67,266	801	4.76
Held to maturity	35,157	461	5.25	43,465	568	5.23
Total securities	106,708	1,414	5.30	110,731	1,369	4.95
Loans, net of unearned discount:
SBA	90,120	2,307	10.24	83,828	2,108	10.06
Commercial	362,512	6,772	7.41	314,370	5,875	7.41
Residential mortgage	74,057	1,093	5.90	62,909	887	5.64
Consumer	56,421	934	6.57	49,590	855	6.84
Total loans	583,110	11,106	7.57	510,697	9,725	7.57
Total interest-earning assets	707,779	12,715	7.15	637,702	11,305	7.05
Noninterest-earning assets:
Cash and due from banks	14,518			12,495
Allowance for loan losses	(8,499)			(7,763)
Other assets	29,130			28,780
Total noninterest-earning assets	35,149			33,512
Total Assets	$742,928			$671,214

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$81,759	448	2.17	$110,635	664	2.38
Savings deposits	195,241	1,776	3.61	199,643	2,081	4.14
Time deposits	253,790	3,089	4.83	169,889	1,963	4.58
Total interest-bearing deposits	530,790	5,313	3.97	480,167	4,708	3.89
Borrowed funds and subordinated debentures	86,826	997	4.56	67,083	852	5.04
Total interest-bearing liabilities	617,616	6,310	4.05	547,250	5,560	4.03
Noninterest-bearing liabilities:
Demand deposits	76,406			76,168
Other liabilities	2,267			2,244
Total noninterest-bearing liabilities	78,673			78,412
Shareholders' equity	46,639			45,552
Total Liabilities and Shareholders' Equity	$742,928			$671,214

Net interest spread		6,405	3.10%		5,745	3.02%
Tax-equivalent basis adjustment		(58)			(30)
Net interest income		$6,347			$5,715
Net interest margin			3.62%			3.60%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Year to Date
	December 31, 2007			December 31, 2006
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$22,290	$1,068	4.79%	$21,606	$1,042	4.82%
Securities:
Available for sale	69,189	3,511	5.07	66,474	3,103	4.67
Held to maturity	37,724	1,986	5.26	41,156	2,069	5.03
Total securities	106,913	5,497	5.14	107,630	5,172	4.81
Loans, net of unearned discount:
SBA	84,185	9,039	10.74	84,113	8,615	10.24
Commercial	341,841	25,738	7.53	294,773	21,914	7.43
Residential mortgage	68,443	3,995	5.84	59,933	3,305	5.51
Consumer	54,789	3,722	6.79	47,652	3,208	6.73
Total loans	549,258	42,494	7.74	486,471	37,042	7.61
Total interest-earning assets	678,461	49,059	7.23	615,707	43,256	7.02
Noninterest-earning assets:
Cash and due from banks	13,467			12,439
Allowance for loan losses	(8,184)			(7,493)
Other assets	29,304			29,302
Total noninterest-earning assets	34,587			34,248
Total Assets	$713,048			$649,955

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$85,750	1,928	2.25	$117,730	2,648	2.25
Savings deposits	204,214	8,064	3.95	183,815	6,948	3.78
Time deposits	213,407	10,206	4.78	169,572	7,101	4.19
Total interest-bearing deposits	503,371	20,198	4.01	471,117	16,697	3.54
Borrowed funds and subordinated debentures	84,962	4,276	5.03	55,756	2,735	4.91
Total interest-bearing liabilities	588,333	24,474	4.16	526,873	19,432	3.69
Noninterest-bearing liabilities:
Demand deposits	75,581			77,747
Other liabilities	2,416			2,218
Total noninterest-bearing liabilities	77,997			79,965
Shareholders' equity	46,718			43,117
Total Liabilities and Shareholders' Equity	$713,048			$649,955

Net interest spread		24,585	3.07%		23,824	3.33%
Tax-equivalent basis adjustment		(159)			(79)
Net interest income		$24,426			$23,745
Net interest margin			3.62%			3.87%

Unity Bancorp, Inc.
Allowance for Loan Losses and Loan Quality Schedules
(Dollars in thousands)

	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of quarter	$8,183	$7,997	$7,757	$7,624	$7,480
Provision charged to expense	550	450	350	200	600
	8,733	8,447	8,107	7,824	8,080
Less: Charge offs
SBA	260	270	124	116	320
Commercial	126	24	5	-	196
Residential mortgage	-	-	-	-	-
Consumer	20	28	-	2	10
Total Charge Offs	406	322	129	118	526
Add: Recoveries
SBA	53	41	12	41	20
Commercial	3	7	2	6	50
Residential mortgage	-	-	-	-	-
Consumer	-	10	5	4	-
Total Recoveries	56	58	19	51	70
Net Charge Offs	350	264	110	67	456
Balance, end of quarter	$8,383	$8,183	$7,997	$7,757	$7,624

LOAN QUALITY INFORMATION:
Nonperforming loans	$5,461	$4,185	$4,611	$6,515	$8,909
Other real estate owned, net	106	134	366	256	211
Nonperforming assets	$5,567	$4,319	$4,977	$6,771	$9,120

Loans 90 days past due and still accruing	$155	$340	$167	$145	$78

Allowance for loan losses to:
Total loans at period end	1.42%	1.44%	1.48%	1.50%	1.50%
Nonperforming loans	153.49	195.53	173.43	119.06	85.58
Nonperforming assets	150.58	189.47	160.68	114.56	83.60
Net charge offs to average loans (QTD)	0.24	0.19	0.08	0.05	0.35
Net charge offs to average loans (YTD)	0.14	0.11	0.07	0.05	0.17
Nonperforming loans to total loans	0.93	0.74	0.85	1.26	1.75
Nonperforming assets to total loans and OREO	0.94	0.76	0.92	1.31	1.80

Unity Bancorp, Inc.
Quarterly Financial Data

	12/31/07	09/30/07	06/30/07	03/31/07	12/31/06
SUMMARY OF INCOME (in thousands) :
Interest income	$12,657	$12,566	$11,975	$11,702	$11,275
Interest expense	6,310	6,593	5,888	5,683	5,560
Net interest income	6,347	5,973	6,087	6,019	5,715
Provision for loan losses	550	450	350	200	600
Net interest income after provision	5,797	5,523	5,737	5,819	5,115
Noninterest income	1,053	1,460	1,748	1,679	1,746
Noninterest expense	5,928	5,501	5,267	5,417	5,472
Income before income taxes	922	1,482	2,218	2,081	1,389
Federal and state income tax provision	242	430	676	630	465
Net Income	680	1,052	1,542	1,451	924
Net Income per Common Share:
Basic	$0.10	$0.15	$0.22	$0.21	$0.13
Diluted	0.10	0.15	0.21	0.20	0.13
COMMON SHARE DATA:
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.05
Book value at quarter end	7.03	6.94	6.87	6.84	6.65
Market value at quarter end	8.50	11.08	11.45	11.30	14.01
Average common shares outstanding: (000's)
Basic	6,769	6,871	6,985	6,976	6,941
Diluted	6,979	7,107	7,295	7,301	7,263
Common shares outstanding at period end (000's)	6,727	6,813	7,002	6,995	6,949
OPERATING RATIOS:
Return on average assets	0.36%	0.57%	0.89%	0.87%	0.55%
Return on average common equity	5.78	8.89	13.14	12.74	8.05
Efficiency ratio	74.07	74.23	67.22	70.46	73.34
BALANCE SHEET DATA (in thousands):
Assets	$752,196	$746,821	$732,403	$681,302	$694,106
Deposits	601,268	612,215	596,093	541,399	566,465
Loans	590,132	567,597	541,385	515,562	507,690
Shareholders' equity	47,260	47,261	48,242	47,825	46,228
Allowance for loan losses	8,383	8,183	7,997	7,757	7,624
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	7.15%	7.16%	7.28%	7.34%	7.05%
Interest-bearing liabilities	4.05	4.27	4.15	4.16	4.03
Net interest spread	3.10	2.89	3.13	3.18	3.02
Net interest margin	3.62	3.44	3.71	3.75	3.60
CREDIT QUALITY:
Nonperforming assets (in thousands)	$5,567	$4,319	$4,977	$6,771	$9,120
Allowance for loan losses to period-end loans	1.42%	1.44%	1.48%	1.50%	1.50%
Net charge offs to average loans	0.24	0.19	0.08	0.05	0.35
Nonperforming assets to loans and OREO	0.94	0.76	0.92	1.31	1.80
CAPITAL AND OTHER:
Total equity to assets	6.28%	6.33%	6.59%	7.02%	6.66%
Tier I capital to average assets (leverage)	8.25	8.37	9.21	9.24	9.13
Tier I capital to risk-adjusted assets	9.81	10.51	11.07	11.43	10.92
Total capital to risk-adjusted assets	11.06	11.76	13.72	14.21	13.72
Number of banking offices	17	16	15	15	15
Number of ATMs	20	19	18	18	18
Number of employees	201	197	195	179	185